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                                                                    EXHIBIT 99.6

                                    CONSENT

                                       OF

                       MORGAN STANLEY & CO. INCORPORATED

   We hereby consent to the use in the Registration Statement of Razorfish, Inc. on Form S-4 and in the Joint Proxy Statement/Prospectus of Razorfish, Inc. and International Integration Incorporated, which is part of the Registration Statement, of our opinion dated August 9, 1999 appearing as Annex C to such Joint Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of the rules and regulations promulgated thereunder.

                                        Morgan Stanley &
                                        Co.
                                          Incorporated


                                        By:      /s/Robert L. Eatroff
                                             ----------------------------------
                                                   Robert L. Eatroff
                                                    Vice President

New York, New York
September 10, 1999